As filed with the Securities and Exchange Commission
                            on December 21, 1994
                                                    Registration No. 33-

==============================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                               ----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                             --------------------------

                                 UNICOM CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)

            Illinois                                     36-3961038
     (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
     Incorporation or Organization)

     37th Floor, 10 South Dearborn Street
     P.O. Box A-3005
     Chicago, Illinois                                    60690-3005
     (Address of Principal Executive Offices)             (Zip code)

                                Unicom Corporation
                             Long-Term Incentive Plan
                               (Full Title of Plan)
                             ------------------------
                                 John C. Bukovski
                                  Vice President
                                Unicom Corporation
                       37th Floor, 10 South Dearborn Street
                                  P.O. Box A-3005
                           Chicago, Illinois  60690-3005
                                  (312) 394-7399
                     (Name and Address of Agent for Service)

                                    Copy to:

                                Richard W. Astle
                                Sidley & Austin
                             One First National Plaza
                             Chicago, Illinois  60603
                                 (312) 853-7000

==============================================================================
                       CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------
                                 Proposed          Proposed
  Title of       Amount to   Maximum Offering  Maximum Aggregate   Amount of
Securities to        be          Price Per         Offering      Registration
be Registered    Registered      Share (1)         Price (1)         Fee
- ------------------------------------------------------------------------------
Common Shares,   4,000,000      $24.1875         $96,750,000       $33,363
 without par       shares
   value
==============================================================================

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the common shares, without par value, of Unicom Corporation on the New York Stock Exchange on December 16, 1994.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                    The following documents heretofore filed with the Securities and Exchange Commission are incorporated herein by reference:

                    (a) Annual Report on Form 10-K of Commonwealth Edison Company ("ComEd") for the year ended December 31, 1993 (as amended by the Form 10-K/A-1 filed on August 31, 1994).

                    (b) Quarterly Reports on Form 10-Q of ComEd for the quarterly periods ended March 31, 1994 and June 30, 1994 (as amended by the Form 10-Q/A-1 filed on August 19, 1994).

                    (c) Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended September 30, 1994.

                    (d) Current Report on Form 8-K/A-1 of ComEd dated January 28, 1994 and Current Report on Form 8-K of ComEd dated on June 24, 1994.

                    (e) The description of the Registrant's common stock, without par value (the "Common Stock"), which is contained in the registration statement on Form 8-B filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

                    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").


          ITEM 4.  DESCRIPTION OF SECURITIES.

                    Not applicable.


          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                    Not applicable.

          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                    Certain provisions of the Illinois Business Corporation Act of 1983, as amended, provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. The Registrant's Articles of Incorporation and By-Laws provide that the Registrant will indemnify its directors and officers, and may indemnify any person serving as director or officer of another business entity at the Registrant's request, to the extent permitted by the statute.

                    The Registrant maintains liability insurance policies which indemnify the Registrant's directors and officers, the directors and officers of subsidiaries of the Registrant, and the trustees of the Service Annuity Funds, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies. Among other limitations, the primary policy states that no coverage is provided for loss representing "amounts which are deemed uninsurable under the law pursuant to which this policy shall be construed".

                    The Registrant indemnifies assistant officers and other employees against liabilities and expenses incurred by reason of acts performed in connection with the operations of the various employee benefit systems of the Registrant and its subsidiaries.

          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                    Not applicable.

          ITEM 8.  EXHIBITS.

                    The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

          ITEM 9.  UNDERTAKINGS.

                    (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

          (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES



                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 21st day of December, 1994.


                                        UNICOM CORPORATION


                                        By:       James J. O'Connor
                                            -----------------------------
                                             James J. O'Connor, Chairman


                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of December, 1994.


               Signature                            Title
               ---------                            -----

                James J. O'Connor            Chairman and Director
           --------------------------        (principal executive officer)
                James J. O'Connor


                John C. Bukovski             Vice President
           --------------------------        (principal financial officer)
                John C. Bukovski


                Roger F. Kovack              Comptroller
           --------------------------        (principal accounting officer)
                Roger F. Kovack


                         *                   Director
           --------------------------
                   Jean Allard


                         *                   Director
           --------------------------
                James W. Compton

               Signature                          Title
               ---------                          -----



                         *                   Director
           --------------------------
                   Sue L. Gin


                         *                   Director
           --------------------------
               Donald P. Jacobs


                                             Director
           --------------------------
               Edgar D. Jannotta

                         *                   Director
           --------------------------
               George E. Johnson


                         *                   Director
           --------------------------
                Harvey Kapnick


                         *                   Director
           --------------------------
                Byron Lee, Jr.


                         *                   Director
           --------------------------
                Edward A. Mason


                                             Director
           --------------------------
               Frank A. Olson


                         *                   President and Director
           --------------------------
               Samuel K. Skinner



          *By     David A. Scholz
             ---------------------------------
             David A. Scholz, Attorney-in-fact

                     INDEX TO EXHIBITS TO REGISTRATION STATEMENT
                     -------------------------------------------

          Exhibit
          Number         Description of Document
          -------        -----------------------

           (4)-1 Articles of Incorporation of the Registrant effective January 28, 1994, filed as Exhibit (3)-a to the Registrant's Registration Statement on Form S-4 (Registration No. 33-52109), which is incorporated herein by reference.

           (4)-2 By-Laws of the Registrant effective January 28, 1994, filed as Exhibit
                         (3)-b to the Registrant's
                         Registration Statement on Form S-4
                         (Registration No. 33-52109), which
                         is incorporated herein by
                         reference.

           (4)-3         Unicom Corporation Long-Term
                         Incentive Plan, filed as Exhibit A
                         to Commonwealth Edison Company's
                         Proxy Statement dated March 26,
                         1993 (File No. 1-1839).

           *(4)-4        Amendment No. 1 to the Unicom
                         Corporation Long-Term Incentive
                         Plan.

           *(5)          Opinion of Sidley & Austin.

           *(23)-1       Consent of Sidley & Austin
                         (included in Exhibit 5 above).

           *(23)-2       Consent of Arthur Andersen LLP.

           *(24)         Powers of Attorney.


          -------------------
          *Filed herewith.